Exhibit 99.1

For Immediate Release

Contact:

Gary J. Fuges, CFA

ValueClick, Inc.

1.818.575.4677

Fred Krupica, CFO

Fastclick, Inc.

805.568.5334 ext. 178

VALUECLICK TO ACQUIRE FASTCLICK

Transaction to Position ValueClick as the Largest Online Ad Network Provider

WESTLAKE VILLAGE, Calif. & SANTA BARBARA, Calif. — (BUSINESS WIRE) — Aug. 11, 20005 —ValueClick, Inc. (Nasdaq: VCLK) and Fastclick, Inc. (Nasdaq: FSTC) today jointly announced that they have entered into a definitive agreement in which Fastclick would become a wholly-owned subsidiary of ValueClick. Fastclick provides online advertising services and technologies, including an advertising network of more than 9,000 third-party Websites that reaches over 112 million unique U.S. Internet users (Source: comScore Media Metrix June 2005 Ad-Focus Report). In the transaction, each outstanding share of Fastclick common stock will be exchanged for 0.7928 of a share of ValueClick common stock.

Combined with ValueClick’s current leadership position in affiliate marketing services and technology, the addition of Fastclick to the Company’s suite of services will position ValueClick as the largest online advertising network provider. Upon closing, ValueClick expects to rapidly integrate Fastclick while supporting the combined Company’s advertisers and publishers. ValueClick currently anticipates annual cost savings from the transaction of up to $4 million as well as operational synergies between Fastclick and the Company’s other businesses. The Company expects Fastclick to be accretive to the Company on an EBITDA* basis.

“Through the combination of organic growth and prudent corporate development, we have built ValueClick into a true industry leader,” said James Zarley, chairman and chief executive officer of ValueClick. “The addition of Fastclick should give our ValueClick Media division the industry’s largest reach into Internet users, enhancing our Company’s overall leadership position with advertisers and publishers. We expect a straight-forward integration of Fastclick — headquartered across the street from our Commission Junction office in Santa Barbara — to quickly realize operating synergies. We welcome Fastclick to the ValueClick family, and we look forward to executing further on our strategy to build value for our customers and shareholders.”

“Fastclick has developed one of the industry’s largest advertising networks through our technology and expertise in building advertiser and publisher relationships,” said Kurt Johnson, chief executive officer of Fastclick. “Our strategy has always been to build on this success to offer a diversified suite of performance-based online advertising solutions. Partnering with

ValueClick will enable us to offer our advertiser and publisher clients a broader suite of services, more quickly and at an even greater scale. Fastclick and ValueClick are a natural fit, and we look forward to working closely with ValueClick to capitalize on the opportunities ahead of us.”

Under the terms of the merger agreement, ValueClick will first commence an exchange offer in which tendering Fastclick stockholders will receive 0.7928 of a share of ValueClick common stock for each share of Fastclick common stock tendered in the offer.

ValueClick will issue approximately 15.6 million shares of ValueClick common stock and options to purchase approximately 1.2 million shares of ValueClick common stock (on a treasury stock basis) in a stock-for-stock transaction valued at approximately $214 million ($10.11 per share for Fastclick stockholders), or approximately $133 million net of cash acquired, based on ValueClick’s closing price on August 10, 2005. Fastclick’s cash, cash equivalents and marketable securities as of June 30, 2005 totaled approximately $81 million. The exchange offer, if completed, will be followed by a back-end merger for the same consideration as offered in the exchange offer.

The transaction has been approved by the Board of Directors of each company and is subject to the acceptance by ValueClick in the exchange offer of a minimum of 66.7 percent of the Fastclick shares outstanding, and customary representations, warranties, covenants, closing conditions and regulatory approvals. Certain of Fastclick’s management and significant stockholders entered into lock-up agreements with the lead underwriters in Fastclick’s initial public offering that may place restrictions on their ability to tender their shares in the exchange offer. In connection with the execution of the merger agreement, Fastclick’s major stockholders, who in the aggregate hold approximately 58 percent of the outstanding shares of Fastclick, have entered into agreements with ValueClick pursuant to which they will be required to tender their shares in the exchange offer, subject to certain conditions, once the underwriters’ lock-ups have been waived or have expired. The underwriters’ lock-ups expire by their terms at 11:59 pm Pacific Time on September 27, 2005 unless the underwriters provide an earlier waiver of the lock-ups.

The transaction is expected to qualify as a tax-free reorganization for federal income tax purposes, and is expected to close in the fourth quarter of 2005.

About ValueClick

ValueClick, Inc. (Nasdaq: VCLK) is the single-source provider of media, technology and related services that enable advertisers, agencies and publishers to reach consumers in all major online marketing channels, through three business units:

•                  ValueClick Media (http://media.valueclick.com) provides brand advertising and direct marketing solutions for advertisers, agencies and publishers. Through its ValueClick Brand, ValueClick Direct, ValueClick Search, and Web Clients groups, ValueClick Media offers marketers a wide range of distribution methods, including web-based advertising, co-registration, pay-per-click search, and a variety of email marketing options.

ValueClick Media also includes PriceRunner.com (www.pricerunner.com), a leading global provider of online comparison-shopping services.

•                  Commission Junction (www.cj.com) provides advanced performance marketing solutions that help marketers increase online leads and sales. By facilitating strategic relationships between advertisers and publishers, Commission Junction leverages its proven expertise in affiliate marketing and search marketing to drive measurable results for its clients.

•                  Mediaplex (www.mediaplex.com) provides technology and services that help advertisers, agencies and publishers manage their online advertising and permission-based email campaigns. Additionally, Mediaplex provides the AdVault suite of software and services that help advertising agencies and other companies operate their businesses more efficiently, through effective agency management, media management, and content management solutions.

For more information, please visit www.valueclick.com.

ValueClick Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, ValueClick’s ability to complete the merger and successfully integrate the two companies, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including its Annual Report on Form 10-K filed on March 31, 2005, recent quarterly reports on Form 10-Q and current reports on Form 8-K. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. Any forward-looking statements speak only as of the date hereof and ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

* This release also refers to “EBITDA,” which is defined as GAAP (Generally Accepted Accounting Principles) net income before interest, taxes, depreciation, and amortization. EBITDA, as defined above, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles. We believe that EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in costs associated with capital investments, income from interest on our cash and marketable securities and expense from interest on our short-term debt that are not directly attributable to the underlying performance of the Company’s business operations. Management uses EBITDA in evaluating the overall performance of the Company’s business operations. Though management finds EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP.

About Fastclick

Fastclick (Nasdaq: FSTC) is a leader in online direct response marketing services, providing optimization ad-delivery technology and services designed to maximize advertisers’ return on investment. The Fastclick Ad Network delivers targeted advertising and reached over 72 percent of unique U.S. Internet users in March 2005 (comScore Media Metrix) through a network of more than 9,000 third-party websites. For more information about Fastclick, visit www.fastclick.com.

Fastclick Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for Fastclick’s markets and the demand for its products and services. Factors that could cause Fastclick’s actual results to differ materially from these forward-looking statements include ValueClick’s ability to complete the merger and successfully integrate the two companies, anticipated growth in the Internet advertising market, Fastclick’s ability to effectively market and sell its products and services, its ability to expand its operations, increases in costs, disruptions to information technology systems, unpredictable events and circumstances relating to increased competition, government regulatory action and general economic conditions. Please refer to our reports and filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 related to our initial public offering, for a further discussion of these risks and uncertainties. We also caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Any forward-looking statements speak only as of the date hereof and we undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Additional Information

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer will only be made through a prospectus, which is part of a registration statement on Form S-4 to be filed with the SEC by ValueClick. ValueClick will also file with the SEC a Schedule TO and Fastclick will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the exchange offer. ValueClick and Fastclick expect to mail a prospectus of ValueClick and related exchange offer materials, as well as the Schedule 14D-9, to Fastclick stockholders. Fastclick stockholders are urged to carefully read these documents and the other documents relating to the exchange offer when they become available because these documents will contain important information relating to the offer. You may obtain a free copy of these documents after they have been filed with the SEC, and other annual, quarterly and special reports, proxy statements and other information filed with the SEC by ValueClick or Fastclick, at the SEC’s website at http:www.sec.gov. A free copy of the exchange offer materials, when they become available, may also be obtained from ValueClick or Fastclick.

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